Exhibit 4.4

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  IT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

STOCK PURCHASE WARRANT
To Purchase Shares of
Series A-2 Convertible Preferred Stock, par value $.001 per share of
Vonage Holdings Corp.

Date of Initial Issuance:	October 1, 2003
Number of Shares:	900,000
Initial Warrant Price:	$4.00
Expiration Date:	September 30, 2008

THIS CERTIFIES THAT for value received, JEFFREY A. CITRON, or registered assigns (hereinafter called “Holder”), is entitled to purchase from VONAGE HOLDINGS CORP, a Delaware corporation (“the Company”), at any time during the Term of this Warrant, Nine Hundred Thousand (900,000) shares of Series A-2 Convertible Preferred Stock, par value $.001 per share of the Company (“Series A-2 Stock”), at the Warrant Price, payable as provided herein.  The exercise of this Warrant shall be subject to the provisions, limitations and restrictions herein contained.  This Warrant may be exercised in whole or in part.

1.                                      Definitions.

For all purposes of this Warrant, the following terms shall have the meanings indicated

“Series A-2 Stock” shall mean and include the Company’s authorized Series A-2 Convertible Preferred Stock, par value $.001 per share, as constituted at the date hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Term of this Warrant” shall mean the period beginning on the date of initial issuance hereof and ending on the fifth (5th) anniversary of such date of initial issuance.

“Warrant Price” shall mean Four Dollars ($4.00) per share, subject to adjustment in accordance with Section 5 hereof.

“Warrants” shall mean this Warrant and any other Warrant or Warrants issued in connection with the Agreement to the original holder of this Warrant or issued to any transferees of such original holder or subsequent holder.

“Warrant Shares” shall mean shares of Series A-2 Stock, subject to adjustment or change as herein provided, purchased or purchasable by Holder upon the exercise hereof.

2.                                      Exercise of Warrant.

2.1          Procedure for Exercise of Warrant.  To exercise this Warrant in whole or in part (but not as to any fractional share of Series A-2 Stock), Holder shall deliver to the Company at its office referred to in Section 14 hereof at any time and from time to time during the Term of this Warrant: (i) the Notice of Exercise in the form of

Exhibit A attached hereto, (ii) cash, certified or official bank check payable to the order of the Company, wire transfer of funds to the Company’s account, or cancellation of any indebtedness of the Company to Holder (or any combination of any of the foregoing) in the amount of the Warrant Price for each share being purchased, and (iii) this Warrant.  Notwithstanding any provisions herein to the contrary, if the Current Market Price (as defined below) is greater than the Warrant Price (at the date of calculation, as set forth below), in lieu of exercising this Warrant as hereinabove permitted, Holder may elect to receive shares of Series A-2 Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the office of the Company referred to in Section 14 hereof, together with the Notice of Exercise, in which event the Company shall issue to Holder that number of whole shares of Series A-2 Stock computed using the following formula:

PS = WPS x (CMP-WP)
CMP

Where

PS	equals the number of shares of Series A-2 Stock to be issued to Holder
WPS

equals the number of shares of Series A-2 Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

CMP

equals the Current Market Price of shares of Series A-2 stock (at the date of such calculation.) “Current Market Price” as at any date of calculation means the applicable one of the following, multiplied by the number of shares of the Company’s Common Stock (“Common Stock”) into which one share of Series A-2 Stock is convertible on that date: (a) if the Common Stock is admitted to trading an a national securities exchange, the closing price quoted for the Common Stock on that exchange on the date of calculation; otherwise (b) if the Common Stock is quoted on a national quotation system, the mean between the closing bid and asked prices, regular way, as quoted on that system on the date of calculation; otherwise (c) if the Company has recently (at the date of calculation) established a price for the Common Stock through private securities sales or grants of purchase options that in the reasonable judgment of the Company’s Board of Directors accurately reflects the value of the Common Stock, the price so established.

WP	equals the Warrant Price (as adjusted to the date of such calculation)

In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Series A-2 Stock so purchased, registered in the name of Holder or such other name or names as may be designated by Holder, shall be delivered to Holder hereof within a reasonable time, not exceeding fifteen (15) days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to Holder hereof within such time.  The person in whose name any certificate for shares of Series A-2 Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which Holder shall have complied with the conditions for exercise of this Warrant set forth above, irrespective of the date of delivery of such certificate, except that, if the date of such compliance is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.2                               Transfer Restriction Legend.  Each certificate for Warrant Shares shall bear the following legend (and any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof unless at the time of exercise such Warrant Shares shall be registered under the Securities Act:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act.”

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel for Holder thereof (which counsel shall be reasonably satisfactory to the Company) the securities represented thereby are not, at such time, required by law to bear such legend.

3.                                      Covenants as to Series A-2 Stock.  The Company covenants and agrees that:

(a)                                 All shares of Series A-2 Stock that may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.
(b)                                 It shall pay when due and payable any and all federal and state taxes which may be payable in respect of the issue of this Warrant or any Series A-2 Stock or certificates therefor issuable upon the exercise of this Warrant.  The Company further covenants and agrees that the Company shall at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Series A-2 Stock to provide for the exercise of the rights represented by this Warrant.
(c)                                  If any shares of capital stock to be reserved for the purpose of the issuance of shares upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the Company shall in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.  If and so long as the Series A-2 Stock issuable upon the exercise of this Warrant is listed on any national securities exchange, the Company shall, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Series A-2 Stock issuable upon exercise of this Warrant.

4.                                      Representations and Warranties Regarding Capitalization Issues.  As of the initial issuance of this Warrant, the Company does not have outstanding any securities convertible into or exchangeable for, or any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, in each case other than as disclosed in writing to Holder prior to the date of issuance of this Warrant.

5.                                      Adjustment of Number of Shares.  Upon each adjustment of the Warrant Price as provided in Section 6, Holder shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, only the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

6.                                      Adjustment of Warrant Price.  As used in this Section 6, “Net Consideration Per Share” means (1) the amount equal to the total amount of consideration, if any, received by the Company upon (x) the issuance or sale of shares of Series A-2 Stock or (y) the issuance or sale of any rights, options or warrants exercisable or exchangeable for Series A-2 Stock, or (z) any security convertible into or exchangeable for shares of Series A-2 Stock plus (2) the minimum amount set forth in the terms of any of the securities referred to in clauses (x) and (y) as payable to the Company upon the exercise or conversion thereof, divided by (3) the aggregate number of shares of Series A-2 Stock that would be issued if all such rights, options or warrants or convertible or exchangeable securities were exercised, or converted or exchanged to the fullest extent permitted by their terms.  The Warrant Price shall be subject to adjustment from time to time as follows:

(a)                                 The Warrant Price, and the number of shares of Series A-2 Stock issuable upon exercise of the Warrant, shall be proportionately adjusted each time the Company takes any of the following actions after the date the Warrant was first issued:
(i)                                     Declares a dividend on the outstanding Series A-2 Stock payable in shares of its Series A-2 Stock, or securities convertible into or exchangeable for Series A-2 Stock;

(ii)                                  Subdivides the outstanding Series A-2 Stock; or
(iii)                               Combines the outstanding Series A-2 Stock into a smaller number of shares.

The adjustment shall be made as of the dividend record date or of the effective date of the subdivision or combination.  The effect of the adjustment shall be such that each holder of Warrants shall, after the adjustment, be entitled on exercise thereof to receive the aggregate number and kind of shares that he, she or it would have been entitled to receive by virtue of such dividend, subdivision or combination had such shareholder exercised its Warrant immediately prior to giving effect to such dividend, subdivision or combination.

(b)                                 In case the Company shall issue, or fix a record date for the issuance of, to all holders of Series A-2 Stock, rights, options, or warrants to subscribe for or purchase Series A-2 Stock (or securities convertible into or exchangeable for Series A-2 Stock), for a Net Consideration Per Share less than the Warrant Price in effect immediately prior to the issuance, or the fixing of a record date for issuance, of such rights, options or warrants or convertible or exchangeable securities, then, in each case, the Warrant Price shall be reduced to a price (calculated to the nearest cent) calculated according to the formula:
				OSC	+	AOP
ACP	=	PCP	X			PCP

OSS

where ACP is the adjusted Warrant Price,

                PCP is the Warrant Price in effect immediately prior to such record or issue date,

                OSC is the number of shares of Series A-2 Stock outstanding on such record or issue date,

                AOP is the sum of the Net Consideration Per Share for all shares of Series A-2 Stock, rights, options or warrants or convertible or exchangeable securities issued in such issuance, as applicable, and

                OSS is the number of shares of Series A-2 Stock outstanding immediately subsequent to such issuance.

Any adjustment under this Section 8(b) shall become effective at the close of business on the relevant record or issue date.  For the purpose of all such adjustments hereunder, the maximum number of shares of Series A-2 Stock which the holders of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase or convert or exchange such securities into shall be deemed to be issued and outstanding.  To the extent the shares of Series A-2 Stock are not delivered, or securities convertible into or exchangeable for shares of Series A-2 Stock are not exercised or exchanged, before expiration of the time allowed for delivery, exercise or exchange, the Warrant Price shall be readjusted to the Warrant Price which would then be in effect had the adjustment required by this Section been made upon the basis of delivery of only the number of shares of Series A-2 Stock (or securities convertible into or exchangeable for shares of Series A-2 Stock) actually issued.  On any change of the number of shares of Series A-2 Stock deliverable upon the exercise of any such rights, options, or warrants or exercise or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, exercise, or exchange, including, but not limited to, a change resulting from the antidilution provisions thereof, the Warrant Price, as then in effect, shall forthwith be readjusted to such Warrant Price as would have been obtained had an adjustment been made upon the issuance of such rights, options, or warrants not exercised prior to such change, or securities not exercised or exchanged prior to such change, on the basis of such change; provided, that no such change shall at any time cause the Warrant Price hereunder to be greater than the initial Warrant Price.  Any such readjustment shall apply only to shares of Series A-2 Stock issued upon exercises of this Warrant taking place after such expiration.  In case any purchase price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error.  Shares of Series A-2 Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

(c)           In case the Company shall distribute to all holders of Series A-2 Stock (other than such distribution made to the stockholders of the Company in connection with a consolidation or merger to which Section 6(e) is applicable or a reclassification or recapitalization to which Section 6(j) is applicable) evidences of its indebtedness or assets or any shares of its capital stock (other than cash dividends or distributions and dividends payable in shares of Series A-2 Stock or securities convertible into Series A-2 Stock), or rights, options, or warrants to subscribe for or purchase Series.  A-2 Stock or securities convertible into or exchangeable for shares of Series A-2 Stock (excluding those with respect to the issuance of which an adjustment of the Warrant Price is provided pursuant to Section 6(a) or Section 6(b) hereof), then, in each case, the holders of the Warrant shall be entitled to a proportionate share of any such distribution as though they were actual holders of the numbers of shares of Series A-2 Stock for which their respective Warrants are exercisable as of the record or issue date for the distribution in question.  Any such distribution to the holders of the Warrants shall be made whenever any of the corresponding distribution is made, and shall become effective on the record or issue date for the determination of stockholders entitled to receive such corresponding distribution.
(d)           In case the Company shall issue, sell or exchange shares of Series A-2 Stock or rights, options, or warrants to subscribe for or purchase Series A-2 Stock, or securities convertible into or exchangeable for Series A-2 Stock (excluding shares, rights, options, warrants, or convertible or exchangeable securities issued or issuable in any of the transactions with respect to which an adjustment of the Warrant Price is provided pursuant to Sections 8(a), 8(b), and 8(c) above) at a Net Consideration Per Share, as applicable, lower than the Warrant Price in effect immediately prior to such issuance, then the Warrant Price shall be reduced on the date of such issuance to a price (calculated to the nearest cent) determined according to the following formula:
				OSC	+	$$$
ACP	=	PCP	X			PCP

OSS

where ACP is the adjusted Warrant Price,

                PCP is the Warrant Price in effect immediately prior to such record or issue date,

                OSC is the number of shares of Series A-2 Stock outstanding immediately prior to such issuance,

                OSS is the number of shares of Series A-2 Stock outstanding immediately subsequent to such issuance, and

                $$$ is the sum of the Net Consideration Per Share for all shares of Series A-2 Stock, rights, options or warrants or convertible or exchangeable securities issued in such issuance, as applicable.

Any adjustment under this Section 6(d) shall become effective at the close of business on the relevant record or issue date.  For the purpose of all such adjustments hereunder, the maximum number of shares of Series A-2 Stock which the holders of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase or convert or exchange such securities into shall be deemed to be issued and outstanding.  No further adjustment of the Warrant Price shall be made as a result of the actual issuance of shares of Series A-2 Stock on exercise of such rights, options, or warrants or on exercise or exchange of such convertible or exchangeable securities.  On the expiration or the termination of such rights, options or warrants, or the termination of such right to convert or exchange, the Warrant Price shall be readjusted to such Warrant Price as would have been obtained had the adjustments made upon the issuance of such rights, options, warrants, or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Series A-2 Stock actually delivered upon the exercise of such rights, options, or warrants or upon the exercise or exchange of any such securities.  On any change of the number of shares of Series A-2 Stock deliverable upon the exercise of any such rights, options, or warrants or exercise or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, exercise, or exchange, including, but not limited to, a change resulting from the antidilution provisions thereof, the Warrant Price, as then in effect, shall forthwith be readjusted to such Warrant Price as would have been obtained had an adjustment been made upon the issuance of such rights, options, or warrants not exercised prior to such change, or securities not exercised or exchanged prior to such change, on the basis of such change; provided that no such change shall at any time cause the Warrant Price hereunder to be greater than the initial Warrant Price.  Any readjustment under the preceding two sentences shall apply only to shares of Series A-2 Stock issued upon exercises of this Warrant taking place after such expiration or change.  In case the Company shall issue shares of Series A-2 Stock or any such rights, options, warrants, or convertible or exchangeable securities for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error.  Shares of Series A-2 Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

(e)           In case at any time the Company shall be a party to any transaction in which the previously outstanding Series A-2 Stock shall be exercised or changed into or exchanged for securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a “Transaction”), then, if a holder of a Warrant shall so elect, as a condition of the consummation of the Transaction, lawful and adequate provision shall be made so that the Warrant held by such holder shall be exercised into an equal number of securities of such other corporation or entity that have economic rights, voting powers (including rights with respect to election of directors), preferences, and other special rights, privileges, powers or immunities substantially identical to the Warrant and that provide, upon the exercise thereof at any time on or after the consummation of the Transaction, for the receipt of securities, cash or other property to which such holder would have been entitled upon consummation of the Transaction if such holder had exercised such Warrant immediately prior thereto (subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section 6).  The Company will not effect any Transaction unless prior to the consummation thereof each corporation or entity which may be required to deliver any securities or other property upon the exercise of the Warrant as provided herein shall assume the obligation to deliver to such holder such securities or other property as, in accordance with the foregoing provisions, such holder may be entitled to receive.  The foregoing provisions of this Section 6(e) shall similarly apply to successive mergers, consolidations, sales of assets, liquidations and recapitalizations.
(f)            No adjustment in the Warrant Price shall be required if such adjustment is less than $.0025; provided, however, that any adjustments which by reason of this Section 6(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.
(g)           Upon each adjustment of the Warrant Price as a result of the calculations made in Section 6(b), 6(c) or 6(d) hereof, any certificate evidencing the Warrant shall thereafter be exercised, at the adjusted Warrant Price, for a number of shares calculated to the next thousandth as follows:  First, multiply the “old” number of shares of Series A-2 Stock then obtainable through exercise in full of the Warrant by the “old” Warrant Price.  Second, divide the result by the “new” Warrant Price.  “Old” refers to the number of shares and Warrant Price in effect immediately prior to the adjustment, and “new” refers to the Warrant Price in effect immediately following the adjustment.
(h)           Whenever there shall be an adjustment as provided in this Section 6, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to each holder of Warrants, at its address as it shall appear in the Company’s stock records, which notice shall be accompanied by an officer’s certificate setting forth the Warrant Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer’s certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

(i)            The Company shall not be required to issue fractions of shares of Series A-2 Stock or other capital stock of the Company upon exercise of the Warrant.  If any fraction of a share would be issuable on exercise, the Company shall purchase such fraction for an amount in cash equal to the same fraction of the fair market value of a share of Series A-2 Stock on the date of exercise.
(j)            If the Series A-2 Stock issuable upon the exercise of the Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above), then and in each such event the holder of the Warrant shall have the right thereafter, upon exercise in full thereof, to obtain the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Series A-2 Stock for which the Warrant could have been exercised in full immediately prior to such reorganization, reclassification or change, appropriately prorated to reflect any partial exercise of the Warrant, all subject to further adjustment as provided herein.
(k)           All calculations under this Section 6 shall be made to the nearest cent or to the nearest one thousandth (1/1000) of a share, as the case may be.
(l)            No adjustment in the Warrant Price shall be required if such adjustment would result from the issuance of any of the following:  (A) shares of Series A-2 Stock issued upon exercise of the Warrant, (B) shares of Series A-2 Stock or options, warrants or other rights to purchase Series A-2 Stock issued or granted to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements approved by the Board of Directors; (C) shares of Series A-2 Stock issued pursuant to the exercise of options, warrants or other rights to purchase Series A-2 Stock or exercise of convertible securities outstanding on the date hereof or granted in accordance with clause (B) above; (D) shares of Series A-2 Stock and/or rights, options or warrants to purchase Series A-2 Stock, and the Series A-2 Stock issued pursuant to such options, warrants or other rights issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the holders of 66-2/3% of the outstanding shares of the Company’s Series A-2 Convertible Preferred Stock, par value $.001 per share, par value $.001 per share; (E) shares of Series A-2 Stock issued pursuant to any bona fide equipment leasing arrangement, or debt financing from a bank or similar financial institution approved by the Board of Directors of the Company (including by all of the members thereof who were designated by holders of the aforementioned Preferred Stock); and (F) securities issued in a transaction with a vendor, customer or strategic partner, up to a maximum of either (i) 0.5% of outstanding shares of Series A-2 Stock on a fully diluted basis in a single transaction or (ii) 2.0% of outstanding shares of Series A-2 Stock on a fully diluted basis in the aggregate.
(m)          In any case in which the provisions of this Section 6 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to Holder of all or any part of this Warrant which is exercised after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such exercise before giving effect to such adjustment exercise; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

7.             Ownership.

7.1                               Ownership of This Warrant.  The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section 7.

7.2                               Transfer and Replacement.  This Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by Holder hereof in person or by duly authorized attorney, and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees (and in the name of Holder, if a partial transfer is effected) shall be made and delivered by the Company upon surrender of this Warrant duly endorsed, at the office of the Company referred to in Section 14 hereof, together with a properly executed Assignment (in the form of Exhibit B or Exhibit C hereto, as the case may be).  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction, and, in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant if mutilated, the Company shall make and deliver a new Warrant of like tenor, in lieu of this Warrant.  This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any transfer or replacement.  Except as otherwise provided above, in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant, other than stock transfer taxes (if any) payable in connection with a transfer of this Warrant, which shall be payable by Holder.  Holder shall not transfer this Warrant and the rights hereunder except in compliance with federal and state securities laws.

8.                                      Mergers, Consolidation, Sales.  In the case of any proposed consolidation or merger of the Company with another entity, or the proposed sale of all or substantially all of its assets to another person or entity, or any proposed reorganization or reclassification of the capital stock of the Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, the Company shall give 30 days’ prior written notice thereof to Holder hereof and lawful and adequate provision shall be made whereby Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein, in lieu of the shares of the Series A-2 Stock of the Company immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for the number of shares of such Series A-2 Stock purchasable hereunder immediately before such consolidation, merger, sale, reorganization or reclassification.  In any such case appropriate provision shall be made with respect to the rights and interests of Holder to the end that the provisions hereof shall thereafter be applicable as nearly as may be practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant.

9.                                      Notice of Dissolution or Liquidation.  In case of any distribution of the assets of the Company in dissolution or liquidation (except under circumstances when the foregoing Section 8 shall be applicable), the Company shall give notice thereof to Holder hereof and shall make no distribution to shareholders until the expiration of thirty (30) days from the date of mailing of the aforesaid notice and, in any case, Holder hereof may exercise this Warrant within thirty (30) days from the date of the giving of such notice, and all rights herein granted not so exercised within such thirty-day period shall thereafter become null and void.

10.                               Notice of Extraordinary Dividends.  If the Board of Directors of the Company shall declare any dividend or other distribution on its Series A-2 Stock except out of earned surplus or by way of a stock dividend payable in shares of its Series A-2 Stock, the Company shall mail notice thereof to Holder hereof not less than thirty (30) days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution, and Holder hereof shall not participate in such dividend or other distribution unless this Warrant is exercised prior to such record date.  The provisions of this Section 10 shall not apply to distributions made in connection with transactions covered by Section 8.

11.                               Fractional Shares.  Fractional shares shall not be issued upon the exercise of this Warrant but in any case where Holder would, except for the provisions of this Section 11, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the value of such fractional share (determined in such reasonable manner as may be prescribed in good faith by the Board of  Directors of the Company) over the Warrant Price for such fractional share.

12.                               Special Arrangements of the Company.  the Company covenants and agrees that during the Term of this Warrant, unless otherwise approved by Holder:

12.1                        Shall Not Amend Certificate.  the Company shall not amend its certificate or articles, as the case may be, of incorporation to eliminate as an authorized class of capital stock that class denominated as “Series A-2 Stock” on the date hereof.

12.2                        Shall Bind Successors.  This Warrant shall be binding upon any corporation or other person or entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

13.                               Notices.  Any notice or other document required or permitted to be given or delivered to Holder shall be delivered at, or sent by certified or registered mail to, Holder at its address for notices set forth in the Agreement or to such other address as shall have been furnished to the Company in writing by Holder.  Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to, the Company at its address for notices set forth in the Agreement or to such other address as shall have been furnished in writing to Holder by the Company.  Any notice so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed.  Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

14.                               No Rights as Stockholder; Limitation of Liability.  This Warrant shall not entitle Holder to any of the rights of a shareholder of the Company except upon exercise in accordance with the terms hereof.  No provision hereof, in the absence of affirmative action by Holder to purchase shares of Series A-2 Stock, and no mere enumeration herein of the rights or privileges of Holders shall give rise to any liability of Holder for the Warrant Price hereunder or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

15.                               Law Governing.  THE VALIDITY, INTERPRETATION, AND ENFORCEMENT OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

16.                               Amendments.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both parties (or any respective predecessor in interest thereof).  The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer this first day of October, 2003.

Vonage Holdings Corp.

By:	s/s Robinson Markel
Title:	Secretary

EXHIBIT A

FORM OF NOTICE OF EXERCISE

[To be signed only upon exercise of the Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER
TO EXERCISE THE ATTACHED WARRANT

The undersigned hereby exercises the right to purchase                      shares of Series A-2 Convertible Preferred Stock, par value $.001 per share which the undersigned is entitled to purchase by the terms of the attached Warrant according to the conditions thereof, and herewith

[check appropriate box(es)]

N             makes payment of $                     therefor in cash;

N             makes payment of $                     therefor through cancellation of indebtedness; or

N                                       directs the Company to issue                shares, and to withhold           shares in lieu of payment of the Warrant Price, as described in Section 2.1 of the Warrant.

All shares to be issued pursuant hereto shall be issued in the name of and the initial address of such person to be entered on the books of Vonage Holdings Corp. shall be:

The shares are to be issued in certificates of the following denominations:

[Type Name of Holder]

By:
Title:
Dated:

EXHIBIT B

FORM OF ASSIGNMENT
(ENTIRE)

[To be signed only upon transfer of entire Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER
TO TRANSFER THE ATTACHED WARRANT

FOR VALUE RECEIVED                           hereby sells, assigns and transfers unto                           all rights of the undersigned under and pursuant to the attached Warrant, and the undersigned does hereby irrevocably constitute and appoint                           Attorney to transfer said Warrant on the books of Vonage Holdings Corp., with full power of substitution.

[Type Name of Holder]

By:
Title:
Dated:

NOTICE:

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

 EXHIBIT C

FORM OF ASSIGNMENT
(PARTIAL)

[To be signed only upon partial transfer of Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER
TO TRANSFER THE ATTACHED WARRANT

FOR VALUE RECEIVED                            hereby sells, assigns and transfers unto                               (i) the rights of the undersigned to purchase              shares of Series A-2 Convertible Preferred Stock, par value $.001 per share under and pursuant to the attached Warrant, and (ii) on a non-exclusive basis, all other rights of the undersigned under and pursuant to the attached Warrant, it being understood that the undersigned shall retain, severally (and not jointly) with the transferee(s) named herein, all rights assigned on such non-exclusive basis.  The undersigned does hereby irrevocably constitute and appoint                            Attorney to transfer said Warrant on the books of Vonage Holdings Corp., with full power of substitution.

[Type Name of Holder]

By:
Title:
Dated:

NOTICE:

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.